UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2024

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to Amended and Restated Advisory Agreement

On April 24, 2024, Invesco Real Estate Income Trust Inc. (the “Company”), Invesco REIT Operating Partnership LP (the “Operating Partnership”) and Invesco Advisers, Inc. (the “Adviser”) entered into Amendment No. 1 to the Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”). The Advisory Agreement Agreement amends the prior version of the agreement to outline the Advisers right to nominate, subject to the approval of such nomination by the Company's board of directors, two directors who are affiliated with the Adviser to the slate of directors to be voted on by the stockholders at the Company’s annual meeting of stockholders. The Advisory Agreement Amendment also provides that such number of director nominees will be reduced as necessary by a number that will result in a majority of the directors being independent directors.

The summary of the Advisory Agreement Amendment set forth above does not purport to be complete and is qualified in entirety by reference to the Advisory Agreement Amendment, a copy of which is filed herewith and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Advisory Agreement, dated April 24, 2024, by and among Invesco Real Estate Income Trust Inc., Invesco REIT Operating Partnership LP, and Invesco Advisers, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ E. Elizabeth Day
E. Elizabeth Day
General Counsel and Assistant Secretary

Date: April 29, 2024